FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            URBAN COOL NETWORK, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                   75-2753953
--------------------------------------       -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

         1401 Elm Street, Suite 1955, Dallas, Texas        75202
         ------------------------------------------       --------
         (Address of Principal Executive Offices)        (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                         Name of Each Exchange on Which
      to be so Registered                         Each Class is to be Registered
      -------------------                         ------------------------------

        Common Stock                                 American Stock Exchange
        ------------                                 -----------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                 --------------
                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered.
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      The  prospectus  which  constitutes a part of  Registration  Statement No.
333-92223 (the "Prospectus"), which is to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as well as the exhibits to such Registration Statement, shall be deemed to be incorporated by reference herein. In particular, the Registrant refers to and incorporates by reference the description of the Registrant's Common Stock, $.01 par value, which is set forth under the section entitled "Description of Securities" in the Prospectus.

Item 2. Exhibits.
-----------------

      The Exhibits to the Prospectus are hereby incorporated by reference herein including, without limitation, the following:

          Number 3.1   Certificate of Incorporation of Registrant
          Number 3.2   By-laws of the Registrant
          Number 4.1   Specimen Certificate of the Registrant's Common Stock

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           URBAN COOL NETWORK, INC.

Dated: May 9, 2000                         By:      /s/ Jacob R. Miles, III
                                                    -----------------------
                                                    Jacob R. Miles, III.
                                                    Chief Executive Officer